Exhibit 10.2

                     TEL-INSTRUMENT ELECTRONICS CORPORATION

                              EMPLOYMENT AGREEMENT

            This Agreement, made on this 19th day of August, 2002, by and between Tel-Instrument Electronics Corp., hereinafter referred to as the "Company", and Charles R. Palanzo, hereinafter referred to as the "Employee."

                              W I T N E S S E T H:

            WHEREAS, the Company wishes to assure itself of the services of the Employee; and

            WHEREAS, the Employee desires to serve in the employ of the Company on a full-time basis, and upon the terms and conditions hereafter provided;

            NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties set forth and of the mutual covenants herein contained, and as an inducement to the Company to employ the Employee, the parties hereby agree as follow:

      1. Employment. The Company agrees to employ the Employee, and the Employee agrees to enter the employ of the Company as of August 19, 2002, upon the terms and conditions provided herein.

      2. Position and Responsibilities. Employee shall serve as Chief Operating Officer and Vice-President of the Company, and shall exercise such powers and comply with and perform such directions and duties, consistent with his executive position, regarding the business and affairs of the Company as may from time to time be vested in or given to him by the President or Board of Directors of the Company (the "Board"), and shall use diligent efforts to improve, advance and extend the business of the Company.

The Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of, the President. The Employee agrees to devote all of his available business time, attention and services to the discharge of such duties for the best interest of the Company. The Employee and the President of the Company shall determine additions to the Employee's responsibilities, leading to his possibly becoming Chief Executive Officer of the Company, as outlined in Exhibit 1 to this Agreement. The President and the Board will make the final determination when additional responsibilities in accordance with Exhibit 1, should be made.

      3. Obligation of Loyalty to the Company.

            A. During the term of this Agreement and while employed by the Company, the Employee agrees that he will not:

                  a. Make any statement or perform any act intended to advance any interest of any existing or prospective competitor of the Company in any way that will or may injure the Company in its relationship and dealings with any existing or potential supplier, customer, stockholder or creditor; or solicit or encourage any other employee of the Company to do any act that is disloyal to the Company or inconsistent with the Company's interests or in violation of any provision of this Agreement;

                  b. Solicit any other employee to participate in or assist with the formation or operation of any business intended to compete with the Company, or with respect to the possible future employment of such other employee by any such business;

                  c. Inform any existing or potential customer, supplier or creditor of the Company that Employee intends to resign, or make any statement or do any act intended to cause any existing or potential customer, supplier or creditor of the Company to learn of the Employee's intention to resign;

                  d. Discuss with any existing or potential customer, supplier or creditor of the Company the present or future availability of services or products provided by a business that competes with or where such services or products are competitive with services or products that the Company provides.

            B. The Employee acknowledges receiving and reading a copy of the Company's Declaration of Corporate Policy, a copy of which is annexed as Exhibit 2 to and made a part of this Agreement, and the Employee agrees to act in accordance therewith as long as he is an Employee of the Company.

      4. Compensation. The Company will provide the Employee with the following compensation during his employment:

            a. Salary:                  Base  salary  of   $130,000   per  year,
                                        payable in conformity with the Company's
                                        customary    practices    for   employee
                                        compensation, as such practices shall be established from time to time.

            b. Severance:               As  more   specifically   described   in
                                        Section   7A   below,    nine    months'
                                        severance, tied to base salary, during the first 12 months of employment; six months' severance during the second 12 months of employment. Severance would apply to any termination or separation, other than for cause, initiated by the Company.

            c. Incentive:               Participation  in  "key  man"  incentive
                                        program  (tied to profits and  averaging
                                        15% per year since inception in FY '97), which will be pro-rated for the FY '03 which began on April 1, 2002.

            d. Stock  Options:          Options will be granted  pursuant to the
                                        Company's  Employee Stock Option Plan of
                                        1998 to purchase 35,000 shares of common
                                        stock  exercisable  at the closing price
                                        as  defined  in the  Plan on the date of
                                        employment;  the  Employee  may exercise
                                        7,000  options  after the first year and
                                        an  additional  7,000  per  year for the
                                        balance  of  the  option   term,   which
                                        expires   five  years  from  grant.   In
                                        addition,  the stock  options  listed in
                                        Exhibit 1 will be granted upon achieving
                                        the   associated   milestones.   Options
                                        granted  to the  Employee  shall  become
                                        immediately   exercisable   should   the
                                        Company   be   sold   or   merged,    or
                                        substantially all its assets are sold, or if any person or group (not including
                                        Employee) hereafter acquires ownership of 40% or more of the common stock of the Company, or if a "change of control" occurs which would be required to be disclosed under the proxy rules under the Securities Exchange Act of 1934.

            e. Medical:                 Fully-paid medical insurance after three
                                        months'  employment,  providing coverage
                                        and  at  a   cost   offered   to   other
                                        management employees. The Company has a "Point of Service" plan with Aetna/US
                                        Healthcare.

            f. Life   Insurance:        $65,000   face   amount   of  term  life
                                        coverage
                                        after three months' employment, assuming the carrier will provide coverage, at Company cost.

            g. 401(k) Plan:             See a copy of the enclosed plan.

            h. Vacation:                Three weeks per year up to five years of
                                        employment,  and four weeks  thereafter.
                                        Vacation begins accruing on the date of employment.

            i. Holidays:                Nine   paid    days   per    year.

            j. Sick/Personal:           Ten  days  per year, beginning after one
                                        month of employment.

            k. Relocation:              The  Employee  shall  receive  from  the
                                        Company   reimbursement  for  reasonable
                                        moving    expenses    related   to   his
                                        relocation to the Carlstadt,  New Jersey
                                        area to accept  this  position  with the
                                        Company,  in an aggregate  amount not to
                                        exceed 67% of his base salary.  Adequate
                                        verification of such expenses shall be a
                                        prerequisite to such reimbursement.  The
                                        amount  of  such  reimbursement  that is
                                        includible  in  gross  income,   or  not
                                        deductible  by  Employee,   for  Federal
                                        income tax  purposes  shall be  "grossed
                                        up"  to   cover   all  or  part  of  the
                                        Employee's   Federal   and   State   tax
                                        liabilities    attributable    to   this
                                        allowance, which amount shall be paid to
                                        the  Employee at such time as the moving
                                        expenses  and the  "gross up" amount has
                                        been   computed   by   the    Employee's
                                        accountant or tax
                                        advisor and verified by the Company.  In
                                        no event will total payments  hereunder,
                                        including "gross up" amounts, exceed 67%
                                        of Employee's annual base salary, and no
                                        payment   will  be  made  for   expenses
                                        incurred after January 31, 2003.

                                              By accepting relocation assistance
                                        as  described  in  this  Section   4(k),
                                        Employee   acknowledges   that   if   he
                                        voluntarily terminates his employment, or if the Company terminates him for cause (i) within the first six months of employment, he will repay 75% of all amounts paid to him or a third party on his behalf by the Company pursuant to this Section 4(k), including any "gross up" amounts or (ii) within the second six months of his employment hereunder, he will repay 50% of all amounts paid to him or a third party on his behalf by the Company pursuant to this Section 4(k), including any "gross up" amounts. No amounts need be repaid after one year of employment.

                                              Amounts due the Company  hereunder
                                        must be repaid within 90 days of written demand.

            l. Medical Insurance
                Premium Reimbursement:  The Company
                                        will  reimburse the Employee for medical
                                        insurance premium payments he makes, but
                                        only for payments made covering a 90-day
                                        period    starting    with    Employee's
                                        commencement     of    his    employment
                                        hereunder.

      5. Termination. The Employee's employment under this Agreement and this Agreement may be terminated as follows:

            A. At the Employee's Election. The Employee may terminate his employment at any time by giving one hundred and twenty (120) days' advance written notice to the Company. During such one hundred and twenty (120) day period, the Employee will be available on a full-time basis for the benefit of the Company, and the Company will compensate the Employee as long as he complies with this Agreement, at his then base salary rate. The Company, at its option, may accelerate the Employee's departure date and will have no obligation to provide compensation or benefits to the Employee after his actual departure date, except to the extent required by law as specifically set forth elsewhere in this Agreement.

            B. At the Election of the Company Without Cause. The Company may terminate the Employee's employment and this Agreement at any time without Cause by giving one hundred and twenty (120) days' advance written notice to the Employee. During this 120-day period the Employee will be available on a full-time basis for the benefit of the Company. However, the Company grants the Employee the reasonable right to pursue other employment during this period. The Company shall pay the Employee his base salary rate for the entire portion of this 120-day period, whether or not the Company requires the Employee to perform services during this entire period. If, however, the Employee accepts any employment with any other organization during any portion of the foregoing 120-day period or breaches his obligations under the Non-Disclosure Agreement as defined in Section 8 hereof, further payments by the Company to the Employee shall cease upon the earlier to occur of (i) the effective date of such other employment or (ii) a breach of the Non-Disclosure Agreement. Any cessation of payments for breach of the Company's Non-Disclosure Agreement shall be in addition to, and not as an alternative to, any other remedies in law or in equity available to the Company, including the right to specific performance or any injunction.

            C. At the Election of the Company for Cause. The Company may, immediately and unilaterally, terminate the Employee's employment and this Agreement for "Cause" upon written notice to the Employee at any time. As used herein, "Cause" shall mean (i) the Employee's persistent failure (other than any such failure resulting from Employee's incapacity due to mental or physical illness) to report to work or substantially perform all duties assigned to him in accordance with this Agreement, which failure of performance is not cured within 30 days after written notice hereof has been provided to the Employee;
(ii) the Employee's willful misconduct or gross negligence in connection with the performance of such assigned duties; (iii) the Employee's gross insubordination; (iv) the commission by the Employee of an act of fraud, embezzlement or theft relating to the Company or any of its funds, properties, opportunities, or other assets; (v) the conviction of the Employee, or entry of a plea of nolo contendere by Employee to any felony or any misdemeanor involving an act of moral turpitude or unethical business conduct; (vi) the Employee's breach of any material provision of this Agreement including the breach of the Company's Non-Disclosure Agreement; (vii) the Employee's willful failure to comply with any applicable rule, policy or practice of the Company (including his commission of any act of moral turpitude or unethical business conduct) which failure or loss results in a material loss, damage or injury to the Company or adversely affects the business activities, reputation, goodwill or image of the Company; and (viii) the commission of an act that constitutes unfair competition with the Company or such wrongful conduct that induces any customer of the Company to breach a relationship with the Company.

            D. Termination Due to Death or Disability. Employee's employment and this Agreement will terminate automatically upon Employee's death or upon his physical incapacity or mental incompetence. For the purposes of this Agreement, the Employee shall be deemed to have suffered physical incapacity or mental incompetence upon the earlier of: (i) the 90th consecutive or 180th cumulative calendar day in any twelve-month period that the Employee is unable to perform with reasonable accommodation the essential functions of his job due to a physical or mental disability (any accommodation will not be deemed reasonable if it imposes an undue hardship on the Company); or (ii) the date a physician selected by or acceptable to the Employee determines that the Employee will by reason of physical incapacity or mental incompetence be unable to perform the essential functions of his job for a period of at least 90 consecutive or 180 cumulative calendar days in any twelve-month period.

      7. Consequences of Termination.

            A. Termination by the Company Without Cause, or Due to Death or Disability. In the event of a termination of Employee's employment (i) by the Company without Cause, (ii) due to death of the Employee, or (iii) due to physical incapacity or mental incompetence pursuant to Section 6(D), then in any of such events the employee shall be entitled to only: (a) base salary through date of termination (including base salary determined under Section 4(a) and an Annual Incentive Bonus, if any, pro-rated, based on the performance, goals and objectives achieved during the period of the Employee's employment during that year, attributable to said Base Salary through date of termination; (b) payment for accrued but unused vacation time through the termination date; and (c) statutory benefit continuation rights in accordance with COBRA, provided the Employee makes the appropriate and timely voluntary contribution payments and subject to applicable law and the requirements of the Company's health insurance plans then in effect. Notwithstanding the foregoing, in the event of the termination of the Employee's employment by the Company, without cause, in addition to the above entitlements, the Company shall provide the Employee with severance in an amount equal to his then monthly base salary for a period of (i) nine months if the termination occurs during the first twelve months of employment hereunder and (ii) six months if the termination occurs during the second twelve months of employment hereunder. Notwithstanding the foregoing, if Employee breaches his obligations under the Non-Disclosure Agreement, the Company may immediately cease payment of this severance. Such cessation of Employee's severance shall be in addition to, and not as an alternative to, any other remedies in law or in equity available to the Company, including the right to specific performance or an injunction.

            B. Termination at Employee's Election. In the Event of a termination of the Employee's employment at his election upon not less than one hundred and twenty (120) days' advance written notice to the Company, the Employee shall be entitled to only: (a) base salary through date of termination; (b) payment for accrued but unused vacation time through the termination date; and (c) statutory benefit continuation rights in accordance with COBRA, provided the Employee makes the appropriate and timely voluntary contribution payments and subject to applicable law and the requirements of the Company's health insurance plans then in effect.

            C. Termination by the Company for Cause. In the event of a termination of the Employee's employment by the Company for Cause, the Employee shall be entitled to only: (a) base salary through date of termination; (b) payment for accrued but unused vacation time through the termination date; and
(c) statutory benefit continuation rights in accordance with COBRA, provided the Employee makes the appropriate voluntary contribution payments and subject to applicable law and the requirements of the Company's health insurance plans then in effect.

            D. No Further  Obligations.  Except as  expressly  set forth in this
Section 7 of this Agreement, the Employee acknowledges that the Company shall not have any further obligations to the Employee in the event of a termination of Employee's employment and/or this Agreement.

      8. Confidential and Proprietary Information Agreement and Employee Invention Agreement. As a condition and in consideration of entering into this Agreement and the Employee's initial and continued employment by the Company, the Employee will execute, prior to or simultaneously with the execution hereof, the Confidential and Proprietary Information Agreement and Employee Invention Agreement (attached hereto as Exhibit 3) (the "Non-Disclosure Agreement"), and will abide by its terms.

      9. Survival of Certain Provisions. Sections 7, 8, 10, 11, 12, 15, 17 and 18 hereof, as well as the terms and conditions of the Non-Disclosure Agreement, expressly survive any termination of employment and termination of this Agreement.

      10. Consent and Waiver by Third Parties. The Employee hereby represents and warrants that he has obtained all waivers and/or consents from third parties that are necessary to enable him to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement and the Non-Disclosure Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship that conflicts with, or may conflict with, the performance of his duties and obligations hereunder. The Employee shall defend and indemnify the Company against all costs and expenses, including but not limited to reasonable attorneys' fees, in the event any third part asserts any claim against the Company arising out of or relating to its hiring of the Employee.

      11. Governing Law. This Agreement, the employment relationship contemplated herein and any claim arising from or relating to such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New Jersey, without giving effect to the principles of choice of law or conflicts of laws of New Jersey.

      12. Severability. In case anyone or more of the provisions in this Agreement, the Non-Disclosure Agreement, or any other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Non-Disclosure Agreement, or such other agreements, and this Agreement, the Non-Disclosure Agreement, or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

      13. Waivers and Modifications. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 13. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement and its terms may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall become effective without the consent of the Board then in office at the time of such modification or waiver.

      14. Assignment. The Employee acknowledges that the services to be rendered by him hereunder are unique and personal in nature. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement, but the rights and obligations hereunder will insure to the benefit of and be binding upon the Employee's heirs, estate and administrators. Any attempted assignment or delegation shall be null and void. The rights and obligations of the Company under this Agreement may be assigned by the Company and shall insure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

      15. Acknowledgment of Non-Disclosure Agreement. The Employee recognizes and agrees that due to the proprietary nature of the Company's business, the restrictions set forth in the Non-Disclosure Agreement are reasonable, and that enforcement of the Non-Disclosure Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company. The Employee further recognizes that the Non-Disclosure Agreement is an integral part of the Agreement and that the Company would not have entered into this Agreement without the Non-Disclosure Agreement.

      16. Entire Agreement. This Agreement (and its attached Exhibits) constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels all offers, agreements, negotiations, representations and discussions, whether written or oral, made by or between the parties prior to the date hereof.

      17. Arbitration. Any controversy, dispute, claim or breach by or between the parties, including without limitation, those arising out of or relating to this Agreement, shall be submitted to arbitration with the American Arbitration Association (the "AAA"); provided, however, that this arbitration provision will not apply in any manner to the Company's enforcement of Sections _____ and _____ of this Agreement, and the Non-Disclosure Agreement. The arbitration shall be heard by a panel of three (3) arbitrators appointed by the AAA. Such arbitration shall be held in Newark, New Jersey in accordance with the rules and practices of the AAA. The decision of such arbitrators shall be final and binding on the parties and judgment upon the award may be entered in any court having jurisdiction.

      18. Notices. All notices hereunder shall be in writing and shall be delivered in person, by first class mail, by overnight delivery or by facsimile, addressed as follows: If to the Company, to:

            PERSONAL AND CONFIDENTIAL
            -------------------------
            Mr. Harold K. Fletcher
            President
            Tel-Instrument Electronics Corp.
            728 Garden Street
            Carlstadt, New Jersey  07072

            With a copy to:

            Donald Stuart Bab, Esq.
            Jackson & Nash, LLP
            330 Madison Avenue
            New York, New York  10017

If to the Employee, at the Employee's address set forth on the signature page hereto, or at such other address as Employee shall designate in writing, with a copy to:

      Notices shall be deemed to be given when delivered in person, upon confirmation of a facsimile transmission, the day after delivery by overnight mail, or three days after deposit in the mail as set forth above.

      19. Interpretation. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties. The descriptive section hearings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

      20.  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereunto have executed this Employment Agreement as of the date first above written as an instrument under seal.

Tel-Instrument Electronics Corporation         Charles R. Palanzo
"Company"                                      "Employee"

By: _____________________________              _________________________________
    Harold K. Fletcher                             (Signature)
    President and
    Chief Executive Officer                    _________________________________
                                                   (Street Address)

                                               _________________________________
                                                   (City, State and Zip Code)

                                    Exhibits
                                    --------

1. Outline of additions to the Employee's responsibilities, leading to possible becoming Chief Executive Officer of the Company (listing stock options).

1.    Company's Declaration of Corporate Policy.

1. Confidential and Proprietary Information Agreement and Employee Invention Agreement (the "Non-Disclosure Agreement").

                                                                       Exhibit 1

                     CRP TRANSITION SCHEDULE - PRELIMINARY

                                                                       31 Jul 02
--------------------------------------------------------------------------------
Steps      Job        Responsibilities                   Term           Option
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 1         COO        Eng/Mfg                        6 to 9 months      35,000
                      (new products/shipments)
                      budgets/schedules
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 2      VP/COO        BD/Eng/Mfg                     6 to 9 months      15,000
                      AvTE P&L/cash
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 3   President/COO    Corporate P&L/cash             9 to 12 months     15,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                    21 to 30 months
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 4   CEO/Director     Corporate Future                                  35,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                                       100,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   Attachment

                                       to

                            Non-Disclosure Agreement
                            ------------------------

Exhibit A:  Described below are  "inventions"  created by the Employee which are not associated with his employment by the Company within the meaning of Paragraph 3 of the Non-Disclosure Agreement, and therefore not within the restrictions set forth in Paragraph 3.

                                                                       Exhibit A

                                   Attachment
                                       to
                            Non-Disclosure Agreement

Exhibit A:        Described below are "inventions" created by the Employee which are not associated with his employment by the Company within the meaning of Paragraph 3 of the Non-Disclosure Agreement, and therefore not within the restrictions set forth in Paragraph 3.

                        1. Internet and web system that provides online capability to modify and update web content using only a brower.

                        2. U.S. Patent Application #20020042815 "Automated system and method for routing undeliverable e-mail messages and otherwise managing e-mail"

                        3. Web based system of selecting individual search results from a large group of search results and automatically retrieving associated contact information from the web.

                                                                       Exhibit 1

                       TEL-INSTRUMENTS ELECTRONICS CORP.

                        DECLARATION OF CORPORATE POLICY

                          (Adopted December 13, 2000)

      1. General Policy. It shall be the policy of the Company that, unless fully disclosed to and authorized or approved by the Board of Directors, no Director or Employee shall engage in any activity or acquire any business investment or financial interest, either directly or indirectly, which conflicts in any manner with the best interests of the Company or which interferes with or impedes the Director's or Employee's ability to perform his or her duties in good faith and in the best interests of the Company. The entering into any agreement or transaction which contemplates any such activity or acquisition shall likewise be deemed to constitute a violation of this policy.

      2. Specific Guidelines. For the purpose of implementing this policy, the Company hereby adopts the following specific guidelines to be applied in determining whether or not this policy has been violated in any given instance. The following guidelines shall not be deemed to constitute a comprehensive listing of all such violations, and compliance with all the foregoing shall not be determinative of the absence of any particular violation. Unless fully disclosed to and authorized or approved by the Board of Directors, the following shall be deemed to constitute a violation of the policy.


                              Page -1- of 4 Pages

      2.1. The ownership or acquisition, either directly or indirectly, of any business investment or financial interest in any entity in which the Company holds an interest, or which has current or known prospective business dealings with the Company. The foregoing notwithstanding, the ownership or acquisition of any business investment or financial interest in an entity whose securities are listed on a national stock exchange or are customarily traded on the over-the-counter market shall not constitute a violation of this guideline; provided, however, that such business investment or financial interest does not represent more than five (5%) of the issued and outstanding securities of the entity of the same class as those so owned or acquired, and the aggregate estimated value thereof does not exceed the sum of $50,000.

      2.2. The ownership or acquisition, either directly or indirectly, of any interest in real property or personal property in which the Company holds an interest;

      2.3. The solicitation or acceptance, either directly or indirectly, of any payment, loan, gift, gratuity, discount or other thing of value from any entity in which the Company holds an interest, or from any person or entity which has current or known prospective business dealings with the Company. The foregoing notwithstanding, the solicitation or acceptance of any payment, loan, gift, gratuity, discount or other thing of value from any person or entity which is of nominal value and within the limits of common courtesy generally associated with accepted business practices shall not constitute a violation of this guideline.

                              Page -2- of 4 Pages

Likewise except for the solicitation or acceptance of any loan in the amount of $50,000 or more, from Summit Bank, or from any other bank which may hereafter serve as the primary commercial bank of the Company the solicitation or acceptance of any loan from any bank or other recognized lending institution which engages in the lending of money as a regular part of its business operations shall not constitute a violation of this guideline.

      2.4. The diversion of any business opportunity of the Company, or the participation in any business opportunity with knowledge of the fact that such business opportunity has been or will be submitted or presented to the Company, whether or not the same is ultimately rejected by the Company;

      2.5. The engaging in any outside activities or pursuits, which, because of the time required to be devoted thereto, materially interfere with or impede the ability of any Director or Employee to perform his or her duties in good faith and in the best interests of the Company. The foregoing notwithstanding, the Board of Directors recognizes the advantages of responsible participation in civic and charitable endeavors and encourages Employees to devote their time and effort thereto. Accordingly, subject to the approval of the President, the devotion of a reasonable amount of time during normal business hours to service by an Employee in representing the Company on boards of directors, committees, associations, chambers of commerce, civic leagues, and other organizations of which the Company is a member, or which directly relate to the properties, business activities or financial interests of the Company, or to the conduct of any of the Company's operations, shall not constitute a violation of this guideline; or


                              Page -3- of 4 Pages

      2.6. The disclosure or use, for personal benefit, of any confidential or non-public information concerning any properties, business activities or financial interest of the Company, or the conduct of any of the Company's operations, including but not limited to the purchase or sale of any real property in reliance upon or based upon such confidential or non-public information.

      2.7. All future transactions between the Company and its officers, directors or 5% shareholders, and their respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the independent, disinterested directors of the Company.


                              Page -4- of 4 Pages

                     TEL-INSTRUMENT ELECTRONICS CORPORATION

               CONFIDENTIAL AND PROPRIETARY INFORMATION AGREEMENT
                                       and
                          EMPLOYEE INVENTION AGREEMENT

            This Agreement, made on this 19th day of August, 2002, by and between Tel-Instrument Electronics Corp., hereinafter referred to as the "Company", and Charles R. Palanzo, hereinafter referred to as the "Employee."

      1. Employment Agreement. This Confidential and Proprietary Information Agreement and Employee Invention Agreement ("Non-Disclosure Agreement") is entered into by the Employee in consideration of and as a condition for the Company employing the Employee, is deemed incorporated in, and is to be construed and enforced as part of the Employment Agreement with Employee of even date herewith.

      2. Proprietary Information and Trade Secrets. The Company has invested substantial resources in developing its unique technology, its relationships with its customers and suppliers and its reputation for its products, services and business ethics, all of which are critical to the continued success of the Company. As a result, the Company has substantial and unique confidential and proprietary information and trade secrets, including but not limited to, (i) customer and vendor, and contact lists, and information concerning their business, needs, employment records and policies; (ii) Company business, technologies, products, services and methods, and marketing plans, strategies and data; (iii) personnel, technical and trade "know how"; (iv) specific software, object and source codes, user manuals, designs and design projects, pending patents; (v) computer systems, including but not limited to passwords, computer hardware, computer software, computer firmware and any other similar or related confidential or proprietary information or concept relating thereto; (vi) joint venture and subcontract or out-sourcing agreements; and (vii) costs, prices and other financial data and information not made generally public (hereinafter, "Proprietary Information and Trade Secrets").

      Although the Company keeps the Proprietary Information and Trade Secrets confidential, the Employee will of necessity during his employment have access to the Company's Proprietary Information and Trade Secrets. Therefore:

            A. Non-Competition Clause.

            In consideration of his employment  hereunder and the receipt by him of the various forms of compensation described in his Employment Agreement, Employee hereby agrees that during the term of his employment by the Company and for two years after the termination of said employment, Employee will not, directly or indirectly, (i) own, have a proprietary interest (except for less than 5% of any listed company or company traded in the over-the-counter market) of any kind in, be employed by, be a partner in, or serve as a consultant to or in any other capacity with any firm, partnership, corporation, business enterprise or individual, other than the Company, which is engaged in competition with any business conducted, or to the Employee's knowledge contemplated, by the Company in any of the geographic areas in which the Company does or proposes to do business; and (ii) provide or offer to provide on behalf of a competitor of the Company, products, services or technology that compete with the business of the Company, to any customer or client or prospective customer or client of the Company. Specifically excluded from the restrictions set forth in this Section are companies, business enterprises or entities of any type engaged in telecommunications, networking technologies or data storage industries, in which the Company is not presently engaged.

            A. Confidentiality Covenant.

            Employee agrees that while employed by the Company and thereafter for a period of two years, he will not, directly or indirectly, disclose or use to the detriment of the Company or any of its affiliates (the term "affiliates" as used in this Agreement is understood to mean subsidiaries, and parent and brother/sister corporations of the Company) or for the benefit of himself or of any other person, firm or entity, any Proprietary Information or Trade Secrets of the Company or any of its affiliates, which are not readily available in the public domain. Employee shall not, while employed by the Company or thereafter for a period of two years, directly or indirectly, induce, advise, recommend to, or participate in any effort to induce, any officer or employee of the Company or any of its affiliates to leave the Company's employment or to do any of the things which Employee is prohibited from doing. Furthermore, Employee shall deliver promptly to the Company upon termination of employment, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, formulas, computer disks, hardware, software and other documents and things (and all copies thereof) relating to the Proprietary Information or Trade Secrets, as well as all cellular telephones, Company credit cards, keys to Company property and all other items which are Company property.

            A. Remedies for Breach.

            Employee acknowledges that the legal remedies for breach of the covenants contained in Section 2A or 2B, as well as in Section 3 below, are inadequate, and therefore agrees that, in addition to any or all other remedies available to the Company and its affiliates in the event of a breach or a threatened breach of any covenant contained in Section 2A or 2B, or Section 3, the Company or any of its affiliates may:

                  i. Obtain preliminary and permanent injunctions against any and all such actions, and

                  ii. Seek to recover from Employee monetary damages to the Company or its affiliates arising from such breach or threatened breach and all costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its affiliates in enforcement of such covenants.

            The Company  may seek the relief  stated in  Paragraphs  2(C)(i) and
(ii) in any federal or state court sitting in New Jersey, and the Employee admits personal and subject matter jurisdiction in any such court in any action brought by the Company pursuant to this Paragraph 2(C).

      3. Inventions. During his employment, Employee shall devote full time and best efforts to the performance of all responsibilities to the Company and its affiliates and to further the businesses and interests of the Company and its affiliates. Employee agrees that all processes, discoveries, formulas, improvements, technologies, designs and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made solely by Employee, or jointly with others, during his employment, shall belong to the Company or its affiliates. Employee shall further: (a) promptly disclose such Inventions to the Company;
(b) assign to the Company, without additional compensation, all patent and other rights to such Inventions, whether patentable or unpatentable, including all substitute, continuation-in-part and reissue applications, patents of addition and confirmation relative thereto, for the United States of America and foreign countries; (c) sign all papers necessary to carry out the foregoing; and, (d) give testimony in support of inventorship. Furthermore, if any Invention associated with the Employee's employment at the Company is described in a patent application or is disclosed to third parties, directly or indirectly, by Employee within two years after termination of employment with the Company, it is to be presumed that the Invention was conceived or made during the period of Employee's employment by the Company. Employee agrees not to assert any rights to any Invention as having been made or acquired prior to the date of this

Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

            The attached Exhibit A describes an "invention" created by the Employee which is not associated with his employment by the Company within the meaning of this Paragraph 3, and therefore not within the restrictions set forth in this Paragraph 3.

      4. Incorporation and Severability. This Agreement is to be construed and enforced as part of the Employment Agreement, of even date, between the Employee and the Company, and all provisions in the Employment Agreement, including specifically, without limitation, Sections 8, 11, 12 and 15, as well as all other sections not contradicted by this Agreement, shall apply to this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Tel-Instrument Electronics Corporation         Charles R. Palanzo
"Company"                                      "Employee"

By: _________________________                  _________________________________
    Harold K. Fletcher                            (Signature)
    President and
    Chief Executive Officer                    _________________________________
                                                  (Street Address)

                                               _________________________________
                                                  (City, State and Zip Code)